Securities and Exchange Commission
Washington, D.C.  20549

FORM 8-K/A

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 20, 2001

DIGITAL RIVER, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-24643	41-1901640
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

9625 W. 76th Street, Suite 150
Eden Prairie, Minnesota  55344
(Address of principal executive offices)  (Zip code)

(952) 253-1234
(Registrant’s telephone number, including area code)

Item 2. Acquisition or Disposition of Assets

             On March 20, 2001, pursuant to an Asset Purchase Agreement dated as of March 20, 2001 (the “Purchase Agreement”) by and between the Registrant, Calico Commerce, Inc., a Delaware corporation (“Calico”), and ConnectInc.com, Co., a Delaware corporation and a wholly-owned subsidiary of Calico (“ConnectInc”), the Registrant purchased those assets and assumed those liabilities of ConnectInc related to ConnectInc’s Market Maker product line, in exchange for approximately 1.63 million shares of the Registrant’s common stock. These assets primarily consist of ConnectInc’s Market Maker software product and the related intellectual property rights.  The Purchase Agreement includes a contingent earnout whereby ConnectInc can receive additional shares of the Registrant’s common stock based upon the revenue generated by the Market Maker product, from sales by the Registrant and Calico, over the 13 months following the closing.

Item 7.    Financial Statements and Exhibits

             (a)   Financial Statements of Businesses Acquired.

             Included herein are the audited financial statements of ConnectInc as at December 31, 2000 and 1999 and for the period from February 1, 2000 to December 31, 2000, the period from January 1, 2000 to January 31, 2000 and for the year ended December 31, 1999.

REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of
   Calico Commerce, Inc.

In our opinion, the accompanying balance sheets and the related statements of operations, of equity/stockholders’ equity and of cash flows present fairly, in all material respects, the financial position of ConnectInc.com (formerly Connect, Inc.) at December 31, 2000 and 1999, and the results of its operations and its cash flows for the period from February 1, 2000 to December 31, 2000, for the period from January 1, 2000 to January 31, 2000 and for the year ended December 31, 1999 in conformity with accounting principles generally accepted in the United States of America.  These financial statements are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements based on our audits.  We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 1 to the financial statements, on January 31, 2000, Calico Commerce Inc. acquired the outstanding stock of ConnectInc.com. The financial statements for the period subsequent to January 31, 2000 have been prepared on the basis of accounting arising from the acquisition (successor period.) The financial statements for the period from January 1, 1999 to January 31, 2000 are presented on ConnectInc.com’s previous basis of accounting (predecessor period.)

San Jose, California
May 31, 2001

CONNECTINC.COM
(formerly CONNECT, INC.)

BALANCE SHEET
(IN THOUSANDS, EXCEPT SHARE AMOUNTS)

	Successor	Predecessor
	December 31, 2000	December 31, 1999

ASSETS
Current Assets:
Cash and cash equivalents	$-	$3,871
Accounts receivable, net	504	858
Prepaid expenses and other current assets	483	40
Total current assets	987	4,769

Property and equipment, net	607	294
Goodwill and other intangible assets, net	63,817	-
Total assets	$65,411	$5,063

LIABILITIES AND EQUITY/STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$545	$563
Other accrued liabilities	2,175	1,043
Deferred revenue	701	556
Current portion of capital lease obligations	97	155
Total current liabilities	3,518	2,317

Capital lease obligations, net of current portion	-	114

Total liabilities	3,518	2,431

Commitments and contingencies (Note 9)

Equity/Stockholders' equity:
Common stock: $.001 par value. Authorized shares 60,000,000 - Issued and outstanding shares 14,894,308 at December 31, 1999		15
Additional paid-in capital	-	75,737
Unearned compensation	-	(17)
Accumulated deficit		(73,103)
Equity	61,893
Total equity/stockholders' equity	61,893	2,632

Total liabilities and equity/stockholders' equity	$65,411	$5,063

The accompanying notes are an integral part of these financial statements

CONNECTINC.COM
(formerly CONNECT, INC.)

STATEMENT OF OPERATIONS
 (IN THOUSANDS)

	For the period from February 1, to December 31, 2000	For the period from January 1, to January 31, 2000	For the year ended December 31, 1999

Revenue:
License	$5,403	$-	$2,515
Service	3,152	139	3,234
Total revenue	8,555	139	5,749

Cost of revenue:
License	1,918	74	562
Service	3,202	178	2,464
Total cost of revenue	5,120	252	3,026

Gross profit (loss)	3,435	(113)	2,723

Operating expenses:
Sales and marketing	7,235	1,089	1,080
Research and development	4,064	137	2,030
General and administrative	1,494	794	3,533
Acquired in-process research and development	230	-	-
Amortization of goodwill and other intangible assets	26,552	-	-
Total operating expenses	39,575	2,020	6,643

Loss from operations	(36,140)	(2,133)	3,920

Interest expense	-	(7)	(87)
Interest and other income, net	-	-	365
Net loss before income taxes	(36,140)	(2,140)	(3,642)
Provision for income taxes	107	-	-
Net loss	$(36,247)	$(2,140)	$(3,642)

The accompanying notes are an integral part of these financial statements

CONNECTINC.COM
(formerly CONNECT, INC.)

STATEMENT OF EQUITY/STOCKHOLDERS’ EQUITY
(IN THOUSANDS, EXCEPT SHARE AMOUNTS)

	Common Stock		Additional	Unearned	Accumulated		Total Equity/
	Shares	Amount	Paid-In	Compensation	Deficit	Equity	Stockholders'
PREDECESSOR

Balances at December 31, 1998	13,213,801	$13	$71,454	$(60)	$(69,461)	$-	$1,946
Exercise of stock options	142,045	-	190	-	-	-	190
Issuance of common stock	1,538,462	2	3,996	-	-	-	3,998
Amortization of unearned compensation		-	-	43	-	-	43
Warrants granted to non-employees		-	97	-	-	-	97
Net Loss		-	-	-	(3,642)		(3,642)
Balances at December 31, 1999	14,894,308	$15	$75,737	$(17)	$(73,103)	$-	$2,632

SUCCESSOR

Balances at January 31, 2000	-	$-	$-	$-	$-	$-	$-
Calico Commerce Inc.'s investment for the Acquisition of Connect.	-	-	-	-	-	90,480	90,480
Permanent advance from Calico Commerce Inc.	-	-	-	-	-	7,660	7,660
Net loss		-	-	-	-	(36,247)	(36,247)
Balances at December 31, 2000	-	$-	$-	$-	$-	$61,893	$61,893

The accompanying notes are an integral part of these financial statements

CONNECTINC.COM
(formerly CONNECT, INC.)

STATEMENT OF CASH FLOWS
(IN THOUSANDS)

	Successor	Predecessor
	For the period	For the period	For the year
	from February 1, to	from January 1, to	ended
	December 31, 2000	January 31, 2000	December 31, 1999

Cash flows from operating activities:
Net loss	$(36,247)	$(2,140)	$(3,642)
Adjustments to reconcile net loss to net cash used in operating activities:
Provision for doubtful accounts	264	-	(118)
Depreciation and write-off of tangible assets	175	133	597
Amortization of goodwill and intangible assets	28,148	33	20
Write-off of in process research & development	230	-	-
Warrants granted to non-employees	-	-	97
Amortization of unearned compensation	-	4	43
Changes in operating assets and liabilities:
Accounts receivable	(102)	108	(126)
Other current assets	(519)	25	172
Other assets	-	-	20
Accounts payable	476	(360)	(198)
Accrued liabilities	(2,480)	1,086	(264)
Deferred revenue	466	(122)	141
Net cash used in operating activities	(9,589)	(1,233)	(3,258)

Cash flows from investing activities:
Purchase of property and equipment	(538)	-	(267)
Net cash used in investing activities	(538)	-	(267)

Cash flows from financing activities:
Proceeds from issuance of common stock	-	-	4,188
Repayment of notes payable	-	(27)	(687)
Principal payments under capital lease obligations	(133)	(11)	(70)
Permanent advance from Calico	7,660	-	-
Net cash provided by (used in) financing activities	7,527	(38)	3,431

Net decrease in cash and cash equivalents	(2,600)	(1,330)	(94)

Cash and cash equivalents at beginning of period	2,600	3,871	3,965
Cash and cash equivalents at end of period	$-	$2,600	$3,871

Supplemental information:
Cash paid for interest	$9	$3	$72

The accompanying notes are an integral part of these financial statements.

CONNECTINC.COM
(formerly CONNECT, INC.)

NOTES TO FINANCIAL STATEMENTS

NOTE 1 — THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

THE COMPANY

Connectinc.com (the “Company” or “Connect”) is a wholly owned subsidiary of Calico Commerce Inc. (“Calico”). The Company, formerly a publicly traded company, was acquired by Calico on January 31, 2000 (see Note 2 for discussion of acquisition of Connect by Calico).

The Company is a provider of technology and services that dynamically connect buying and selling companies over the Internet. The Market Maker product provides customers with the ability to automatically update their sales force with the latest information. To date, sales have been primarily within the computer hardware and network and telecommunications equipment industries. Prior to acquisition by Calico, the Company has derived revenue from the license of Market Maker product as a standalone product and the delivery of associated implementation and support services. For the period from February 1, 2000 to December 31, 2000, Market Maker product was also sold as a component of the Calico eSales Suite of products.

On March 20, 2001, Digital River, Inc. (“Digital River”) entered into an asset purchase agreement with Calico and its wholly owned subsidiary, Connect to acquire certain assets of Connect related to Connect’s Market Maker business. The assets of the business being acquired are mainly composed of intellectual property rights including the Market Maker software application and specified computer equipment.

BASIS OF PRESENTATION

SUCCESSOR
The accompanying financial statements for the period from February 1, 2000 to December 31, 2000 reflect the carve-out historical results of operations and financial position of Connect as if Connect had been operating as a separate business (successor period).

The carve-out financial statements for the period from February 1, 2000 to December 31, 2000 include the assets, liabilities, operating results, and cash flows of Connect and have been prepared using Calico's historical basis in the assets and liabilities and the historical results of operations of Calico. Changes in equity represent increases or decreases in Calico’s net investment in Connect, after giving effect to the net losses of Connect.

From the acquisition by Calico to the acquisition by Digital River, Connect did not maintain separate corporate support, sales, marketing or engineering functions. For the purpose of preparing the accompanying financial statements, these costs were allocated to Connect using the allocation methods described in Note 3. Calico management believes that the allocation methods used are reasonable and reflective of Connect’s proportionate share of such expenses. However, the financial information included herein may not reflect the financial position, operating results, changes in equity and cash flows of the Company in the future or what they would have been had Connect been a separate, standalone entity from February 1, 2000 to December 31, 2000.

The year ended December 31, 2000 is presented in two separate periods in these financial statements due to the acquisition of Connect on January 31, 2000, which established a new basis of accounting for certain assets and liabilities of Connect.  The purchase method of accounting was used to record assets acquired and liabilities assumed by Calico.  Such accounting generally results in increased amortization reported in future periods.  Accordingly, the accompanying financial statements for the period ended January 31, 2000 and for the period from February 1, 2000 to December 31, 2000 are not comparable in all material respects, since those financial statements report financial position, results of operations, and cash flows on a different basis of accounting.

PREDECESSOR
The financial statements for the period from January 1, 2000 to January 31, 2000 and for year ended December 31, 1999 reflect Connect as a standalone public company.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires the Company's management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

For the period from January 1, 2000 to January 31, 2000 and for the year ended December 31, 1999, the Company considers all highly liquid investments with an original maturity or remaining maturity at the date of purchase of three months or less to be cash equivalents.

From February 1, 2000 to December 31, 2000, Calico has managed cash and cash equivalents on a centralized basis. Cash receipts associated with the Company are collected by Calico and Calico has funded all disbursements of the Company. All changes in cash and cash equivalents have been included as a permanent advance from Calico in equity.

CONCENTRATION OF CREDIT RISK AND BUSINESS RISK

Financial instruments, which potentially subject the Company to a concentration of credit risk consist principally of accounts receivable. The Company generally requires no collateral from its customers. To reduce its risk, the Company periodically reviews the creditworthiness of its customers and establishes reserves for potential credit losses. To date such losses have been within management's estimations.

At December 31, 2000 three customers represented 20%, 18%, and 12%, respectively, of gross accounts receivable.At December 31, 1999, four customers represented 30%, 22%, 14% and 11%, respectively, of gross accounts receivable.At December 31, 2000, one customer accounted for 11% of total revenues. At December 31,1999 no customer accounted for more than 10% of total revenues.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The financial instruments of the Company, including accounts receivable and accounts payable are carried at cost, which approximates their fair value because of the short-term maturity of these instruments.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets; generally three to seven years for the predecessor period and two to five years for the successor period. The cost of equipment acquired under a capital lease is amortized over the shorter of the life of the lease, or the estimated useful life of the assets. Maintenance and repairs are charged to operations as incurred and major improvements are capitalized. The cost of assets retired or otherwise disposed of and the accumulated depreciation thereon are removed from the accounts with any gain or loss realized upon sale or disposal credited or charged to operations, respectively.

INTANGIBLE ASSETS

Goodwill represents the excess of the purchase price of the acquired business over the fair value of the identifiable net assets acquired and is amortized using the straight-line method over an estimated useful life of three years.  Acquired in-place workforce and customer base is amortized over the benefit of three years. Acquired existing products and core technology are being amortized over the period of benefit of three years and are classified as a component of cost of license revenue.

VALUATION OF LONG-LIVED ASSETS

The Company periodically evaluates the carrying value of its long-lived assets, including, but not limited to, property and equipment, goodwill, and other assets.  The carrying value of a long-lived asset is considered impaired when the undiscounted cash flow from such asset is separately identifiable and is estimated to be less than its carrying value.  In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair market value of the long-lived asset.  Fair market value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the involved asset.  Losses on long-lived assets to be disposed of would be determined in a similar manner, except that fair market values would be reduced by the cost of disposal.

REVENUE RECOGNITION

Revenues are derived from software licenses and related services, which include implementation and integration, technical support, training and consulting. For contracts with multiple elements, and for which vendor-specific objective evidence of fair value for the undelivered elements exists, revenue is recognized for the delivered elements based upon the residual contract value as prescribed by Statement of Position No. 98-9, "Modification of SOP No. 97-2 with Respect to Certain Transactions".

Revenue from license fees is recognized when persuasive evidence of an agreement exists, delivery of the product has occurred, no Company obligations with regard to installation exist, the fee is fixed or determinable and collectibility is probable.

Services revenue primarily comprises revenue from consulting fees, maintenance contracts and training. Services revenue from consulting and training is recognized as the service is performed.

Maintenance contracts include the right to unspecified upgrades and ongoing support. Maintenance revenue is deferred and recognized on a straight-line basis as services revenue over the life of the related contract, which is typically one year.

Customer billing occurs in accordance with contract terms. Customer advances and amounts billed to customers in excess of revenue recognized are recorded as deferred revenue.

RESEARCH AND DEVELOPMENT COSTS

Expenditures for research and development are charged to expense as incurred. Under Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed" certain software development costs are required to be capitalized after technological feasibility has been established. Development costs incurred in the period between achievement of technological feasibility, which the Company defines as the establishment of a working model and until the general availability of such software to customers, have been insignificant. Accordingly, the Company has not capitalized any software development costs to date.

STOCK-BASED COMPENSATION

Connect accounts for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB No. 25") and complies with the disclosure provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"). Under APB No. 25, compensation expense is based on the difference, if any, on the date of the grant, between the fair value of the stock and the exercise price. Unearned compensation is amortized over the vesting period of the option.

ADVERTISING EXPENSE

Advertising costs are expensed as incurred and totaled $942,000, $5,000 and $48,000 during the period from February 1, 2000 to December 31, 2000, from the period from January 1, 2000 to January 31, 2000, and for the year ended December 31, 1999, respectively.

INCOME TAXES

Income taxes are accounted for using an asset and liability approach, which requires the recognition of taxes payable or refundable for the current year and deferred tax liabilities and assets for the future tax consequences of events that have been recognized in the Company's financial statements or tax returns. The measurement of current and deferred tax liabilities and assets are based on provisions of the enacted tax law; the effects of future changes in tax laws or rates are not anticipated. The measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized.

As of December 31, 2000, Connect was not a separate taxable entity for federal, state or local income tax purposes and its operations are included in the consolidated Calico income tax returns.

COMPREHENSIVE EARNINGS

Connect has no material components of other comprehensive earnings and, accordingly, comprehensive earnings are the same as net earnings for the period presented.

RECENT ACCOUNTING PRONOUNCEMENTS

In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities” (“SFAS 133”).  SFAS 133, as amended, established accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. Connect adopted SFAS 133, as amended, on January 1, 2001.  Connect has not engaged in hedging activities or invested in derivative instruments and accordingly, the adoption of SFAS 133 did not have a material effect on its financial statements.

NOTE 2 — ACQUISITION OF CONNECTINC.COM BY CALICO

On January 31, 2000, Calico completed the acquisition of Connect. Under the terms of the Agreement and Plan of Merger dated November 19,1999, among Connect and Calico Acquisition Corporation, approximately 1.4 million shares of Calico Common Stock were issued or reserved for issuance for all outstanding shares, options and warrants of Connect. The acquisition was accounted for using the purchase method of accounting.

The purchase consideration included 1,206,363 shares of Common Stock valued at approximately $79,741,000. In addition, all of the outstanding stock options granted under the Connect Stock Option Plans were converted at the ratio of 0.081 into stock options to purchase 219,717 shares of the Calico's Common Stock. The Black-Scholes option pricing model was used to determine the fair value of the converted options. The fair value of the stock options, of approximately $10,772,000, was included as a component of the purchase price. Calico also incurred approximately $2,000,000 in acquisition expenses. The  assumptions used in the calculation of fair value of the options were: risk free interest rate, 5.6%; average expected life, 2.5 years; volatility, 75% and; 0% dividend yield.

The total purchase price of $90,480,000 was allocated to assets acquired, including tangible and intangible assets, and liabilities assumed, based on their respective estimated fair values at the acquisition date. The estimate of fair value of the net assets acquired is based on an independent appraisal and management estimates.

The total purchase price was allocated as follows (in thousands):

Fair value of tangible assets	$3,648
Fair value of existing products and core technology	5,000
Acquired in-process research and development	230
Goodwill, customer base and in-place workforce	86,965
Fair value of liabilities assumed	(5,363)
$90,480

ACQUIRED IN-PROCESS RESEARCH AND DEVELOPMENT

In connection with the acquisition, Calico acquired one existing product and three in process projects. The existing product (MarketMaker) provides customers with the ability to automatically update their sales force with the latest information. The three projects are developing additional features to be added to the MarketMaker product; $230,000 were ascribed to the three specific in-process research and development projects which was charged to operations in the quarter ended March 31, 2000.

To value the in-process technology, an independent third party appraiser used the income approach.  Management estimated revenue that each in-process product will generate over its economic life.  From this amount, a deduction was made for the revenue that is attributable to the previously existing technology.  The result is the revenue attributable to in-process technology for each in-process product, which the Company used to apply the income approach.  Cost of goods sold and estimated operating expenses were then deducted, a 40% corporate tax rate applied and finally the present value of the cash flow stream was calculated using a 35% discount rate.

NOTE 3 —- TRANSACTIONS WITH CALICO

REVENUES AND COSTS

As discussed in Note 1, for the period from February 1, 2000 to December 31, 2000, the Company has derived revenue from the license of the Market Maker product either as a standalone product or as a component of the Calico eSales Suite (“Suite”) of products and the delivery of associated implementation and support services. The revenue from Suite sales has been allocated to Connect as a percentage of the total Suite price based on allocation to the component products per Calico’s price book as established by Calico’s management. Had Connect been an independent entity the prices for sale of its products may have been different.

The following summarizes the revenues of Connect for the 11 months ended December 31, 2000:

License:

Market Maker Standalone sales	$3,696,000
Market Maker as a component of eSales Suite	$1,707,000

Services:

Market Maker Standalone sales	$2,234,000
Market Maker as a component of eSales Suite	$918,000

Connect costs and expenses include allocations from Calico for legal, human resources, administrative and other Calico corporate services and infrastructure costs. The corporate costs allocated to Connect for shared administrative functions were $1,351,000, included in the caption General and administrative line in the statement of operations for the period from February 1, 2000 to December 31, 2000.  In addition, Connect’s sales and marketing, engineering and product services functions were integrated with that of Calico for the period from February 1, 2000 through December 31, 2000. Certain costs related to these functions were incurred at a corporate level and have been allocated to Connect. These allocations have been determined on the basis that management considers to be reasonable reflections of the utilization of services provided or the benefits received by Connect. The allocations and charges are based on costs of discrete personnel assigned to the Company, as well as a percentage of total corporate costs for the services provided, based on factors such as headcount, revenue or the specific level of activity directly related to such costs.

The following summarizes the corporate costs allocated to Connect for the period from February 1, 2000 to December 31, 2000:

Cost of revenues	$1,763,000
Research and Development	$1,820,000
Sales and Marketing	$3,378,000

Included within revenue for the year ended December 31, 1999 is $189,000 in connection with sales to Calico. Included with accounts receivable as at December 31, 1999 is $122,000 due from Calico.

NOTE 4 — BALANCE SHEET COMPONENTS:

	Successor	Predecessor
	2000	1999
	(in thousands)
ACCOUNTS RECEIVABLE, NET:
Accounts receivable	$768	$901
Allowance for doubtful accounts	(264)	(43)
	$504	$858

	Successor	Predecessor
	2000	1999
	(in thousands)
PREPAID EXPENSES AND OTHER CURRENT ASSETS:
Sales tax receivable	$55	$—
Prepaid insurance	110	20
Prepaid rent	43	8
Prepaid royalty	24	—
Payroll taxes receivable	145	—
Other prepaids	106	12
	$483	$40

	Successor	Predecessor
	2000	1999
	(in thousands)
PROPERTY AND EQUIPMENT, NET:
Computer equipment	$303	$3,902
Software	479	448
Networking equipment		150
Leasehold Improvement		480
Furniture & Fixtures		79
	782	5,059
Less: Accumulated depreciation and amortization	(175)	(4,765)
	$607	$294

Depreciation and amortization expense for property and equipment for the period from February 1, 2000 to December 31, 2000, from the period from January 1, 2000 to January 31, 2000, and for the year ended December 31, 1999 was $175,000, $166,000 and $617,000, respectively. Accumulated depreciation of assets under capital lease totaled $48,000 and $1,872,000 at December 31, 2000 and 1999, respectively.

Successor
2000
(in thousands)
INTANGIBLE AND OTHER ASSETS, NET:
Existing and core technology	$5,000
Goodwill	84,235
In-place workforce and customer base	2,730
91,965
Less: Accumulated amortization	(28,148)
$63,817

Amortization expense for the period from February 1, 2000 to December 31, 2000, from the period from January 1, 2000 to January 31, 2000, and for the year ended December 31, 1999 was, $28,148,000, $0 and $0, respectively.

	Successor	Predecessor
	2000	1999
	(in thousands)
ACCRUED LIABILITIES:
Accrued compensation and benefits	$161	$281
Accrued vacation	167	203
Accrued commissions	542	8
Accrued professional service fees	252	43
Accrued marketing programs	272	—
Other accrued liabilities	781	508
	$2,175	$1,043

Note 5 — INFORMATION CONCERNING BUSINESS SEGMENTS:

The Company operates in one single industry segment.  The Company does not have separate operating segments for which discrete financial statements are prepared.  The Company’s management makes operating decisions and assesses performance primarily based upon product revenues and related gross margins.

The majority of the Company’s sales to other foreign countries are originated in the United States and therefore represent international sales.  The following is a breakdown of revenues by shipment destination and customer location for services for the periods ended December 31, 2000, January 31, 2000 and December 31, 1999 (in thousands).

	Successor	Predecessor
	For the period	For the period	For the year
	from February 1, to	from January 1, to	ended
	December 31, 2000	January 31, 2000	December 31, 1999
United States	$7,281	$139	$5,558
European countries	818	-	16
Other foreign countries	456	-	175
	$8,555	$139	$5,749

NOTE 6 — INCOME TAXES:

Deferred tax assets (liabilities) consist of the following (in thousands):

	Successor	Predecessor
	December 31, 2000	January 31, 2000	December 31, 1999

Depreciation & Amortization	1,700	1,700	1,700
Reserves and Accruals	400	100	300
Research & Development Credits	250	250	250
Net Operating Loss Carryforwards	31,300	20,100	19,200
Deferred Revenue	500	100	200
Gross Deferred Tax Assets	34,150	22,250	21,650

Valuation Allowance	(34,150)	(22,250)	(21,650)
Net Deferred Tax Assets	—	—	—

A valuation allowance has been recorded for the entire deferred tax asset as a result of uncertainties regarding the realization of the asset due to the lack of earning history of the Company.  To support the Company's conclusion that a full allowance was required, management primarily considered the company's history of net operating losses.  The Company will continue to assess the realizability of the deferred tax assets based on actual and forecasted operating results.  The valuation allowance increased by $11,900,000 in the eleven months ended December 31, 2000, $600,000 in the one month ended January 31, 2000, and $1,200,000 in 1999.

At December 31, 2000, the Company had available federal net operating loss carryforwards of approximately $92,000,000 that will expire in 2010 through 2020, if not utilized.  Also available at December 31, 2000 are federal research credit carry forwards of approximately $250,000 that will expire in 2011, if not utilized.  Utilization of the net operating losses and credits are subject to substantial limitation due to the ownership limitations provided by the Internal Revenue Code of 1986, as amended, and similar state provisions.  The annual limitation has resulted in the expiration of net operating losses and credits before utilization.

NOTE 7 — COMMON STOCK WARRANTS

In June 2000, in connection with a sales transaction, Calico issued warrants to purchase 3,125 shares of common stock to a customer.  These warrants were immediately vested and exercisable after issuance. The fair value of the warrants was recorded in the statement of operations as a reduction in revenue in the year ended December 31, 2000. The allocation of the warrant value to the Connect product revenue was approximately $6,000.

The Company estimated the fair value of the warrants, using the Black-Scholes option pricing model, at the date of grant with the following assumptions: Risk free rate 6.77%, no expected dividends, 75 % volatility and contractual life of 10 years.

In January 1999, Connect granted its outside counsel warrants to purchase up to 35,000 shares of Company common stock. These warrants were immediately vested and exercisable and expire in January 2004. The estimated fair value of the warrants was determined to be $97,000 using the Black-Scholes option pricing model with the following assumptions: dividend yield of 0%, volatility of 75%, risk free interest rate of 4.73% and was recognized as professional services in the statement of operations.

NOTE 8 — EMPLOYEE BENEFIT PLANS:

401(k) SAVINGS PLAN

PREDECESSOR
The Company maintains an employee savings plan for all of its full-time employees that qualifies under Section 401(k) of the Internal Revenue Code (the “Code”). The plan allows employees to make specified percentage pre-tax contributions up to the maximum dollar limitation prescribed by the Code. The Company has the option to contribute to the plan.  In 1999, the Company contributed to the plan, with total contributions of $17,567.

SUCCESSOR
Calico sponsors a 401(k) defined contribution plan covering eligible employees who elect to participate including Connect employees. The Company may elect to contribute matching and discretionary contributions to the plan; however, no contributions were made by the Company since the inception of the plan.

STOCK OPTION PLANS

PREDECESSOR
The Company maintained a 1989 Stock Option Plan (“1989 Plan”) that authorized the issuance of up to 540,000 shares of common stock.  During 1998, the Company authorized the increase of common stock available for grant by 125,053 to a total of 665,053 for the 1989 Plan.  A committee, as appointed by the Board of Directors, granted incentive or non-qualified stock options.  Options were generally granted at an exercise price of no less than the fair value per share of the common stock on the date of grant. The options issued under the 1989 Plan generally vest over four years and are immediately exercisable, expiring no later than ten years from the date of grant.

In 1996, stockholders approved the adoption of the 1996 Stock Option Plan (“1996 Plan”)  pursuant to which 500,000 shares of  common stock have been reserved.  During 1998, the Company authorized the increase of common stock reserved for grant by 2,000,000 to a total of 2,500,000 for the 1996 Plan. During 1999, the Company authorized the increase of common stock reserved for grant by 550,000 shares to a total of 3,050,000 for the 1996 Plan.  A committee, as appointed by the Board of Directors, grants incentive or non-qualified stock options. Options issued under the 1996 Stock Option Plan are generally exercisable twelve months from the date of grant and vest over four years, expiring no later than 10 years from the date of grant.

             A summary of activity under the Connect Stock Option Plans is as follows:

		Outstanding Options
	Shares Available For Grant	Number Of Shares	Weighted Average Exercise Price Per Share
Balance at December 31, 1998	703,184	1,948,130
Additional shares reserved	550,000
Options granted	1,183,667	1,183,667	$3.04
Options exercised		(142,045)	$1.33
Options canceled	448,392	(448,392)	$0.83

Balance at December 31, 1999	517,909	2,541,360	$1.83

In connection with certain of the Company’s stock options granted in 1996, the Company recorded deferred compensation of $169,000 for the difference between the option grant price and the deemed fair value of the Company’s common stock at the date of grant. An amount is being amortized over the vesting period of the individual options, generally a 48-month period. Amortization expense related to deferred compensation was $43,000 for the years ended December 31, 1999.

The Company maintains an Employee Stock Purchase Plan pursuant to which 100,000 shares of the Company’s common stock are reserved for future issuance.  Subject to certain limitations, Company employees may repurchase, through payroll deductions of 1% to 20% of compensation, shares of common stock at a price per share that is the lessor of 85% of the fair market value as of a beginning of the offering period or the end of the purchase period. As of December 31, 1999, all shares have been issued. The Company also maintains a Director’s Stock Option Plan pursuant to which 50,000 shares of common stock are reserved for future issuance.  As of December 31, 1999 all options under the Director’s Plan have been issued.

SUCCESSOR

In July 1995 and April 1997, the Board of Directors of Calico adopted the 1995 Stock Option Plan and 1997 Stock Option Plan, respectively, (collectively, the "Plans") which provide for the issuance of incentive and non-statutory stock options to employees, officers, directors, and consultants of Calico and Connect.

In March 2000, the Board of Directors adopted the 2000 Non-Statutory Stock Option Plan, which provides for the issuance of non-statutory stock options to employees who are not executive officers or directors.  The Plan provides for 25% acceleration of vesting of any unvested shares upon a change in control.  The Board may provide for different acceleration of vesting in individual agreements.

Options under the Plans are generally for periods not to exceed ten years, and must be issued at prices not less than 100% and 85%, for incentive and non-statutory stock options, respectively, of the estimated fair value of the underlying shares of Common Stock on the date of grant as determined by the Board of Directors. Options granted to stockholders who own greater than 10% of the outstanding stock are for periods not to exceed five years, and must be issued at prices not less than 110% of the estimated fair value of the underlying shares of Common Stock on the date of grant. The plan provides for grants of immediately exercisable options, however, Calico has the right to repurchase any unvested Common Stock upon termination of employment at the original exercise price. Options become exercisable at such times and under such conditions as determined by the Board of Directors. Options generally vest over four years. The Board of Directors has determined that no further options will be granted under the 1995 Option Plan.

In Fiscal 2000, the Board of Directors adopted and the stockholders approved, the 1999 Employee Stock Purchase Plan (the "Purchase Plan"). There are 750,000 shares of Common Stock reserved for issuance under the Purchase Plan, of which 122,017 were issued on April 30, 2000. Employees generally will be eligible to participate in the Purchase Plan if they are customarily employed by Calico for more than 20 hours per week and more than five months in a fiscal year. Under the Purchase Plan, eligible employees may select a rate of payroll deduction up to 15% of their compensation, but may not purchase more than 750 shares on any purchase date or stock having a value measured at the beginning of the  offering period greater than $25,000 in any calendar year. The first Offering Period commenced on October 6, 1999, will run for approximately 24 months and will be divided into four consecutive purchase periods of approximately six months. Offering Periods and Purchase Periods thereafter will begin on May 1 and November 1 of each year. The price at which the Common Stock is purchased under the Purchase Plan is 85% of the lower of the fair market value of Calico’s Common Stock on the first day of the applicable Offering Period or on the last day of that Purchase Period.

The following table summarizes stock option activity under the Plans and non-plan options granted to Connect employees only:

	Outstanding Options
	Number Of Shares	Weighted Average Exercise Price Per Share
Conversion of Connect stock options plan to Calico stock option plan as of February 1, 2000	219,717	$20.77
Employee transfer from Calico to Connect	429,743	$9.28
Options granted	1,475,548	$9.33
Options exercised	(108,345)	$8.26
Options canceled	(597,349)	$19.67
Balance at December 31, 2000	1,419,314	$9.46

The following table summarizes options to purchase Calico stock at December 31, 2000 (shares in thousands):

Options Outstanding				Options Exercisable
Range of Exercise Prices	Outstanding as of December 31, 2000	Weighted Average Remaining Contractual life	Weighted Average Exercise Price	Exercisable as of Dec. 31, 2000	Weighted Average Exercise Price
$0.07 - $1.00	195	7.9	.59	3.50
$1.25 - $3.17	48	8.7	1.52	8	2.33
4.50 - $7.83	547	8.7	5.81	96	5.81
$9.50 - $9.50	88	8.4	9.50	43	9.50
$1.67 - $15.43	172	8.9	11.96	34	11.75
$16.20-$185.19	370	8.5	19.37	8	40.05
	1,419			193

At December 31, 2000 and 1999, approximately 192,740 and 277 options were vested and exercisable at a weighted average exercise price per share of $9.04 and $6.49.

FAIR VALUE DISCLOSURE

The Company calculated the fair value of each option grant on the date of grant using the Black-Scholes option-pricing model as prescribed by SFAS No. 123 with the following underlying assumptions:

	Successor	Predecessor
	For the period from February 1, 2000 to December 31, 2000	For the year ended December 31, 1999

Stock option plans:
Dividend yield	—%	—%
Expected volatility	100%	75%
Average risk free interest rate	4.33%	5.63%
Expected life (in years)	4	2.5
Weighted average fair value of options.granted	$9.33	$53.05

Employee stock purchase plans:
Dividend yield	—%
Expected volatility	100%
Average risk free interest rate	4.33%
Expected life (in years)	2
Weighted average fair value of options.granted	$6.97

PRO FORMA NET LOSS

For purposes of pro forma disclosures, the estimated fair value of the options are amortized into expense over the option’s vesting period using the accelerated method described in Financial Interpretation No. 28. Had the Company recorded compensation based on the estimated grant date fair value, as defined by SFAS No. 123, for awards granted under its Plans, the Company's net loss would have been increased to the pro forma amounts below for the periods ended December 31, 2000, January 31, 2000 and December 31, 1999, respectively, (in thousands):

	Successor	Predecessor
	For the period from February 1, to December 31, 2000	For the period from January 1 to January 31, 2000	For the year ended December 31, 1999

Net loss as reported	$(36,247)	$(2,140)	$(3,642)
Pro forma net loss	$(40,324)	$(2,466)	$(7,558)

Because additional option grants are expected to be made each year, the above pro forma disclosures are not representative of the pro forma effects of option grants on reported net income (loss) for future years.

NOTE 9 — COMMITMENTS AND CONTINGENCIES:

CAPITAL LEASES

In connection with the Connect acquisition, Calico, on behalf of Connect assumed an equipment financing agreement entered into in January 2000 which provides for the lease of office equipment of up to $230,000, in one or more leases.  Each lease is repayable over 36 months and is secured by a first priority security interest in certain assets of the Calico.  At December 31, 2000, the fair value of office equipment purchased under this agreement totaled $144,000. The entire balance of the capital lease payable as of December 31, 2000, $97,000, is due and payable in the year ended December 31, 2001.

OPERATING LEASES

Calico leases office space and equipment under certain various non-cancelable operating leases.  Rent expense is allocated to Connect for the use of their facilities. Total rent expense so allocated was $445,000 for the 11 months ended December 31, 2000. Total rent expense for the year ended December 31, 1999 and for the period from January 1, 2000 to January 31, 2000 was $428,000 and $32,000, respectively.

CONTINGENCIES

The Company and its parent are subject to various lawsuits, claims and other actions arising out of the normal course of business.  While the impact on future financial results is not subject to reasonable estimation because considerable uncertainty exists, management believes that the ultimate liabilities resulting from such lawsuits and claims will not materially affect the operations or financial position of the Company.

NOTE 10 — SUBSEQUENT EVENT

On March 20, 2001, Digital River, Inc. (“Digital River”) entered into an asset purchase agreement with Calico and its wholly owned subsidiary, Connect to acquire certain assets of Connect related to Connect’s Market Maker product line. The assets of Connect being acquired are mainly composed of intellectual property rights including the Market Maker software application and specified computer equipment.

             (b)   Pro Forma Financial Information.

             Included herein are the pro forma unaudited condensed consolidated financial statements as of December 31, 2000 giving effect to the Registrant’s acquisition of certain assets and liabilities of ConnectInc relating to ConnectInc’s Market Maker product line.  The following pro forma unaudited condensed consolidated financial statements include information from the historical financial statements of the Registrant and give effect to the transaction and events described in the notes accompanying the pro forma unaudited condensed consolidated statement of operations as if the transaction and events referred to therein were initiated at the beginning of the periods presented and the pro forma unaudited condensed consolidated balance sheet as if the transaction took place on December 31, 2000. The pro forma adjustments provided for herein are based on available information and certain estimates and assumptions. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments.  The Registrant believes that such estimates and assumptions provide a reasonable basis for presenting all of the significant effects of the transaction and events and that the pro forma adjustments give appropriate effect to those estimates and assumptions and are properly applied in the pro forma unaudited condensed consolidated financial statements. The pro forma unaudited condensed consolidated financial statements should be read in conjunction with the historical financial statements and related notes included in the Registrant’s Form 10-K for the year ended December 31, 2000.

             The pro forma unaudited condensed consolidated financial statements are provided for informational purposes only and should not be construed to be indicative of the Registrant’s results of operations or its financial position had the transactions and events described above been consummated on the dates assumed and do not project the Registrant’s financial position or results of operations for any future date or period.

Digital River, Inc.
Pro Forma Unaudited Condensed Consolidated Balance Sheet
As of December 31, 2000
(in thousands)

	Digital River Historical	ConnectInc.com Historical	Pro Forma Adjustments	Digital River Pro Forma
			(note 1)
Assets
Current assets:
Cash and cash equivalents	$16,920	$-	($307)	$16,613
Short-term investments	14,977	-		14,977
Accounts receivable, net	4,903	504	(504)	4,903
Other current assets	1,123	483	(483)	1,123
	37,923	987		37,616

Fixed assets, net	13,570	607	(195)	13,982

Goodwill and other intangibles, net and other assets	17,910	63,817	(55,217)	26,510

	$69,403	$65,411		$78,108

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$14,339	$545	($545)	$14,339
Accrued payroll liabilities	2,287	-		2,287
Deferred revenue	1,833	701	(464)	2,070
Other current liabilities	2,426	2,272	(2,272)	2,426
	20,885	3,518		21,122

Stockholders’ equity:
Common stock	223	-	16	239
Additional paid-in capital	132,403	61,893	(53,441)	140,855
Deferred compensation	(194)	-		(194)
Accumulated other comprehensive loss	(22)	-		(22)
Accumulated deficit	(83,892)	-		(83,892)
	48,518	61,893		56,986

	$69,403	$65,411		$78,108

The accompanying notes are an integral part of this unaudited pro forma balance sheet.

Digital River, Inc.
Pro Forma Unaudited Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2000
(in thousands, except net loss per share)

	Digital River Historical	ConnectInc.com Successor	ConnectInc.com Predecessor	Pro Forma Adjustments		Digital River Pro Forma
					(Note)
Revenue	$31,181	$8,555	$139	-		$39,875

Cost and expenses (exclusive of depreciation and amortization shown separately below)
Direct cost of services	1,477	5,120	252	(65)	2	6,784
Network and infrastructure	7,867	-	-	-		7,867
Sales and marketing	25,693	7,235	1,089	(65)	2	33,952
Product research and development	13,063	4,064	137	(184)	2	17,080
General and administrative	4,628	1,494	794	(27)	2	6,889
Depreciation and amortization	3,178	-	-	341	2	3,519
Acquired in-process research and development	-	230	-	-		230
Amortization of goodwill and other intangibles and acquisition-related costs	15,387	26,552	-	(23,685)	3	18,254

Total costs and expenses	71,293	44,695	2,272	(23,685)		94,575

Loss from operations	(40,112)	(36,140)	(2,133)	23,685		(54,700)

Interest income and other	1,996	(107)	(7)	114	4	1,996

Net loss	($38,116)	($36,247)	($2,140)	$23,799		($52,704)

Net loss per share	($1.78)					($2.29)

Weighted average shares outstanding	21,413			1,630	5	23,043

The accompanying notes are an integral part of this unaudited pro forma statement of operations.

Digital River, Inc.

NOTES TO PRO FORMA UNAUDITED CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2000

The following pro forma adjustments have been made to the pro forma condensed consolidated financial statements.

1.          Purchase Accounting

Reflects the allocation of the purchase price of 1,630,368 shares of common stock valued at $8,468,000 plus transaction expenses of $307,000 as of December 31, 2000.  The purchase price was allocated as follows:

Fixed assets	$412,000
Goodwill and other intangibles	8,600,000
Deferred maintenance	(237,000)

Total purchase price	$8,775,000

The Company did not acquire accounts receivable, other current assets, certain fixed assets, accounts payable, other current liabilities and the portion of deferred revenue not related to deferred maintenance.  As such, these amounts were eliminated.  Other intangibles consist of non-compete agreements, customer base, assembled workforce and technology.  In addition, goodwill and other intangibles and equity preexisting for ConnectInc.com were partially eliminated for that portion in excess of the resulting purchase price allocation.

2.          Depreciation and Amortization

Reflects the reclassification of depreciation and amortization expense from ConnectInc.com to match the Company’s presentation.

3.          Amortization of Goodwill and Other Intangibles

Represents the amortization expense and amortization of goodwill and other intangible assets based on a three-year amortization period.  Goodwill and other intangibles amortization expense of $26,552,000 recognized by ConnectInc.com was eliminated in conjunction with the elimination of the corresponding assets.

4.          Interest Income and Other

Represents the elimination of interest income and/or expense and income taxes expense related to ConnectInc.com.  The Company did not purchase or assume any of ConnectInc.com’s cash balances or debt.  Additionally, the Company is in a loss position where income tax expense would not arise.

5.          Loss per Share

Represents the addition of 1,630,368 shares outstanding that were issued in conjunction with the transaction.

(c)   Exhibits.

             Exhibit No.       Description

2.1*	Asset Purchase Agreement, dated March 20, 2001, by and between the Registrant, Calico Commerce, Inc. and ConnectInc.com, Co.
10.1*	Voting Agreement, dated March 20, 2001, by and between the Registrant, Calico Commerce, Inc. and ConnectInc.com, Co.
20.1*	Press release of the Registrant dated March 21, 2001.
23.1	Consent of PricewaterhouseCoopers LLP.

* Previously filed with Registrant’s Current Report on Form 8-K filed March 26, 2001.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL RIVER, INC.
(Registrant)

Date:	June 1, 2001	By: /s/	Robert E. Strawman
Robert E. Strawman
Chief Financial Officer
(Principal Financial and Accounting Officer)